Exhibit 10(ii). 14
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                       SIXTH AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------


          THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Sixth Amendment") is made and dated as of May 15, 1995, among INTERNATIONAL TECHNOLOGY
CORPORATION, a Delaware corporation (the "Company"), IT CORPORATION, a California corporation ("IT Corporation" or the "Borrower"), each of the banks listed on the signature pages hereto (each a "Bank" and collectively the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION in its capacity as Agent for the Banks (the "Agent"), and amends the Credit Agreement dated as of August 27, 1991 among Borrower, Company, the Banks and the Agent, as amended by the First Amendment to Credit Agreement and Waiver dated as of June 19, 1992, the Second Amendment to Credit Agreement and Waiver dated as of July 6, 1993, the Third Amendment to Credit Agreement dated as of March 22, 1994, and the Fourth Amendment to Credit Agreement dated as of June 24, 1994 and the Fifth Amendment to Credit Agreement dated as of September 30, 1994 (as so amended, the "Agreement").

                                  RECITALS
                               --------------

          A. The Borrower desires to amend certain financial covenants of the Agreement and to extend the maturity date thereunder.

          B. The Banks and Agent are willing to amend the Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1. Terms. All capitalized terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

          2. Amendments to Agreement. The parties hereto hereby agree to amend the Agreement as follows:

          2.1 The definition of "Advance Commitments" in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

               'Advance Commitments' means the commitments of the Banks to make Advances described in Section 2.1 hereof and, with respect to any Bank, is in the amount of such Bank's Pro Rata Share of $45,000,000, as such amount may be reduced pursuant to Section 2.22 hereof."

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          2.2  The definition of "Availability Period" in Section 1.1 of the
Agreement is hereby amended and restated in its entirety as follows:

               "`Availability Period' means the period commencing on the date of this Agreement and ending on July 31, 1996 or, if such day is not a Banking Day, on the immediately succeeding Banking Day."

          2.3 The definition of "Guarantors" in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

               "`Guarantors' means the Company, IT Environmental Services, Inc., a Connecticut corporation, IT-Tulsa Holdings, Inc., formerly known as IT McGill Pollution Control Systems, Inc., an Oklahoma corporation, and Universal Professional Insurance Company, Inc., a Vermont corporation."

          2.4 The definition of "Permitted Indebtedness" in Section 1.1 of the Agreement is hereby amended by deleting the word "or" at the end of clause
(m), by deleting the period at the end of clause (n) and inserting "; or" in substitution therefor, and by inserting a new clause (o) as follows:

               "(o) Indebtedness incurred in connection with the final proviso of Section 7.1."

          2.5 New definitions are hereby added to Section 1.1 of the Agreement to read as follows:

               "`Corning/IT Venture'" means Quanterra Inc.

               "`Motco Settlement' means a final settlement and receipt of monies by the Company or the Borrower from IT Corporation v. Motco Site Trust Fund and Monsanto Company, U.S. District Court for the Northern District of Texas, Houston Division Civil Action No. H-91-3532, as described in the company's annual report to shareholders involving the Borrower and the Motco Trust and relating to the cleanup of a superfund site in La Marque, Texas."

               "`Outstanding Advance Amount' means the outstanding principal amount of all Advances."

          2.6 Section 2.12 of the Agreement is hereby amended by changing the heading of such Section to read "Commitment and Usage Fees" and by adding a
Section 2.12(c) to read as follows:

               "(c) From and including the date hereof to and excluding the last day of the Availability Period, or any earlier date of termination of the Total Aggregate Commitments, if the average daily Outstanding Advance Amount exceeds $25,000,000 during any calendar quarter, the Company agrees to pay the Agent a usage fee in an amount equal to the percentage per annum designated below on the average daily Outstanding Advance Amount for such quarter, payable quarterly in arrears, to be shared ratably among the Banks in accordance with their Pro Rata Shares:

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            Adjusted Debt Service                               Applicable
            Coverage Ratio                                     Percentage
            ----------------------                             ------------

            less than or equal
            to .80                                                   .500%

            greater than .80 but
            less than or equal
            to 1.00                                                  .375%

            greater than 1.00 but
            less than or equal to
            1.10                                                     .225%

            greater than 1.10                                        .000%

          Such usage fee for any calendar quarter shall be payable on the first Business Day following the end of that quarter, commencing on July 3, 1995. Any such fee not paid within such period shall bear interest at the default rate set forth in Section 2.3(b) above from the date due until paid in full."

          2.7 A Section 2.22 is hereby added to the Agreement to read as follows:

               "2.22 Special Reduction of Advance Commitments and Outstanding Advance Amounts. Effective upon the effective date of the Motco
Settlement, the Advance Commitments shall be reduced, Pro Rata among the Banks, in an aggregate amount equal to fifty percent (50%) of the Net Cash Proceeds of the Motco Settlement, provided that such reductions in the Advance Commitments resulting from the Motco Settlement shall not reduce the aggregate amount of the Advance Commitments to an amount less than $25,000,000. Upon the receipt by the Company and/or the Borrower of Net Cash Proceeds resulting in a reduction in the Advance Commitments pursuant to this Section 2.22, the Borrower shall prepay the Outstanding Advance Amount by the amount, if any, by which the Outstanding
Advance Amount then exceeds the Advance Commitment.   Any such prepayment shall
be applied first to the immediate repayment of Reference Rate Advances, and then to the repayment of Offshore Rate Advances at the end of the current interest period during which such proceeds are received. For purposes of this Section 2.22, Net Cash Proceeds shall mean total cash received by the Company and/or the Borrower pursuant to the Motco Settlementless any related taxes or expenses not previously recorded in the Company's books and records."

          2.8 Section 6.4 of the Agreement is hereby amended and restated in its entirety as follows:

               "6.4 Tangible Net Worth. As measured on and as of the last day of each fiscal quarter of the Company, beginning with the quarter ended March 31, 1995, the Company will have on a consolidated basis Tangible Net Worth at
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least equal to the sum of (a) $130,000,000, plus (b) 100% of the Net Proceeds received by the Company from any public or private offering of any class of equity securities, excluding, for this calculation only, any equity issued or offered in connection with the Corning/IT Venture, plus (c) 50% of net income earned after March 31, 1995 (without deduction for losses), on a quarterly basis."

          2.9 Section 6.5 of the Agreement is hereby amended by and restated in its entirety as follows:

               "6.5 Leverage Ratio. As measured on and as of the last day of each fiscal quarter of the Company, the Company will have a Leverage Ratio no higher 1.80 to 1.00."

          2.10 Subsection "a" of Section 6.6 of the Agreement shall be amended by adding the following language after the word "taxes" in subsection "i" thereof:

  "(excluding an amount not exceeding $12,000,000 in reserves for pending litigation and an amount not exceeding $17,000,000 in increased reserves from the reserves at December 31, 1994, for site closure, discontinued operations and potentially responsible party ('PRP') liabilities)"

          2.11 Subsection "a" of Section 6.7 of the Agreement shall be amended by adding the following language after the parenthesis after the word "taxes" in subsection "i" thereof:

          "excluding an amount not exceeding $12,000,000 in reserves for pending litigation and an amount not exceeding $17,000,000 in increased reserves from the reserves at December 31, 1994, for site closure, discontinued operations and potentially responsible party ('PRP') liabilities and" 2.12 Sections 6.2 and 6.3 of the Agreement are hereby amended by adding the following sentence at the end of each such Section:

          "The current portion of Indebtedness under this Agreement for the calendar quarter ending September 30, 1995 only shall be excluded from calculations relating to compliance with this Section."

          2.13 Section 7.1 of the Agreement is hereby amended by adding the following additional proviso at the end of such Section:

          "and, provided further, that the Company may incur indebtedness in connection with the prepayment of Senior Notes provided that: (i) such indebtedness has a principal amount at least equal to the outstanding principal amount of the Senior Notes to be prepaid at the time such indebtedness is incurred, (ii) none of such indebtedness shall provide for payments of principal at stated maturity prior to December 31, 2000, except for mandatory prepayments thereof in an aggregate amount equal to 50% of the Net Cash Proceeds of the Motco Settlement, and (iii) such indebtedness shall not have financial covenants similar to those contained in Sections 6.1 through and including Section 6.7 of this Agreement which are more restrictive than those contained in this Agreement."

          2.14 Section 7.3 of the Agreement is hereby amended by adding the following additional proviso at the end of such Section:

          "and, provided further, that the Company may prepay the Senior Notes by (i) the incurrence of indebtedness permitted by the final proviso of
Section 7.1, (ii) with proceeds from an equity issuance or (iii) from the Motco Settlement provided that any reductions in the Advance Outstanding Amounts required by Section 2.22 shall have first been satisfied."
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

          2.15 Section 7.4 of the Agreement shall be amended by adding the following proviso at the end of such Section:

          "provided that the Borrower may from time to time purchase or redeem shares of its common stock in the open market or in negotiated transactions for the purpose of issuing shares within 90 days for directors' retainer fees and/or senior management bonus awards."

          2.16 Section 8.14 of the Agreement is hereby amended and restated in its entirety as follows:

               "8.14 Material Adverse Change. Any material adverse change occurs in (a) the consolidated financial condition or results of operations of the Company or (b) the ability of the Company or the Borrower to perform its obligations hereunder or under any instrument or agreement required hereunder;or more than $5,000,000 (excluding site closure costs for fiscal 1995) is charged to consolidated earnings after the date hereof in connection with site closure costs."

               3. Representations and Warranties. Borrower and Company jointly and severally represent and warrant to Banks and Agent:

          3.1 Authorization. The execution, delivery and performance of this Sixth Amendment by Borrower and Company have been duly authorized by all necessary corporate action by Borrower and Company and the Sixth Amendment has been duly executed and delivered by Borrower and Company.

          3.2 Binding Obligation. This Sixth Amendment is a legal, valid and binding agreement of Borrower and Company, enforceable against Borrower and Company in accordance with its terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

          3.3 No Legal Obstacle to Agreement. Neither the execution of this Sixth Amendment, the making by Borrower of any borrowings under the Agreement, nor the performance of the Agreement by Borrower and Company has constituted or resulted in or will constitute or result in a breach of the provisions of any

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Material Agreement, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to Borrower or Company, or result in the creation under any Material Agreement (other than the Agreement) of any security interest, lien, charge, or encumbrance upon any of the assets of Borrower or Company. No approval or authorization of any governmental authority is required to be obtained by the Company or the Borrower to permit the execution, delivery or performance by Borrower or Company of this Sixth Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by Borrower under the Agreement.

          3.4 Incorporation of Certain Representations. The representations and warranties set forth in Section 5 of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, after giving effect to the effectiveness of this Sixth Amendment.

          3.5 Default. No Event of Default under the Agreement has occurred and is continuing.

          3.6     Certain Matters Regarding Released Guarantors.   None of IT
Environmental Programs, Inc., Princeton Aqua Science, McKittrick Mud Company, Inc. and Underground Resource Management Inc. (collectively, the "Released Guarantors") individually has assets having a fair market value of more than $500,000 and contributes more than 1% of the consolidated revenues of the Company. The Borrower and the Company further agree and covenant that such Released Guarantors will not have, during the term of this Agreement, assets or revenues in excess of the foregoing.

          4. Conditions, Effectiveness. This Sixth Amendment shall be effective as of March 31, 1995, subject to the compliance by Borrower and Company as of the date hereof with its agreements herein contained, and to the delivery of the following to Agent in form and substance satisfactory to Agent:

          4.1 Corporate Resolution. A copy of a resolution or resolutions passed by the Board of Directors of Borrower and Company, certified by the Secretary or an Assistant Secretary of Borrower and Company as being in full force and effect on the date of this Sixth Amendment, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Sixth Amendment and any note or other instrument or agreement required hereunder.

          4.2 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of Borrower and Company and dated the date of this Sixth Amendment, as to the incumbency of the person or persons authorized to execute and deliver this Sixth Amendment and any instrument or agreement required hereunder on behalf of Borrower and Company.

          4.3 Amendment Fee. Payment by the Borrower to the Agent of an amendment fee in the amount of one eighth of one percent (1/8 of 1%) of the Aggregate Commitment to be shared Pro Rata among the Banks.

          4.4 Other Evidence. Such other evidence with respect to Borrower or Company or any other person as the Agent or any Bank may reasonably request

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

to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Sixth Amendment and the Agreement and the compliance with the conditions set forth herein.

          5.   Miscellaneous.

          5.1 Effectiveness of the Agreement. Except as hereby amended, the Agreement shall remain in full force and effect.

          5.2 No Waiver. This Sixth Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

          5.3 Counterparts. This Sixth Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Sixth Amendment shall not become effective until Company, Borrower, the Banks, the Agent and the Guarantors shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent.

          5.4 Jurisdiction. This Sixth Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

                         INTERNATIONAL TECHNOLOGY
                         CORPORATION

                         By /s/ PHILIP H. OCKELMANN
                         Name: Philip H. Ockelmann
                         Title: VP/Treasurer

                         IT CORPORATION

                         By /s/ PHILIP H. OCKELMANN
                         Name: Philip H. Ockelmann
                         Title: VP/Treasurer

                         BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION, as Agent

                         By /s/ KAY WARREN
                                   Kay Warren
                                  Vice President

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

                         BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION, as
                         a Bank

                         By /s/ ROBERT W. TROUTMAN
                                Robert W. Troutman
                                 Managing Director

                         THE FIRST NATIONAL BANK OF BOSTON

                         By /s/ ANN E. HOWARD
                         Name: Ann E. Howard
                         Title: Managing Director


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PAGE

                    CONSENT BY GUARANTORS


The undersigned Guarantors hereby consent to the foregoing Sixth Amendment to Credit Agreement dated as of May 17, 1995 and hereby reaffirm, ratify and confirm each of their respective General Continuing General Guaranties, which continue in full force and effect on and as of the date hereof, after giving effect to such Sixth Amendment.

Date: May 17,1995

               INTERNATIONAL TECHNOLOGY CORPORATION
               IT ENVIRONMENTAL SERVICES, INC.
               IT-TULSA HOLDINGS INC., formerly known as
                  IT MCGILL POLLUTION CONTROL SYSTEMS, INC.
               UNIVERSAL PROFESSIONAL INSURANCE
                 COMPANY, INC.


               By: /s/ ANTHONY J. DELUCA
               Applicable Titles: Sr. VP - CFO - Treasurer



               By: /s/ PHILIP H. OCKELMANN
               Applicable Titles: VP - Treasurer
                                 9
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